Exhibit 3.1

CERTIFICATE OF RETIREMENT

OF

CLASS A COMMON STOCK AND CLASS B COMMON STOCK

OF

LAUREATE EDUCATION, INC.

Pursuant to Section 243(b) of the

General Corporation Law of the State of Delaware

Laureate Education, Inc., a public benefit corporation organized and existing under the laws of the State of Delaware (the “Company”), HEREBY CERTIFIES as follows:

1. 160,096,833 shares of Class A Common Stock, par value $0.004 per share (the “Class A Common Stock”), and 21,285,848 shares of Class B Common Stock, par value $0.004 per share (the “Class B Common Stock”), converted into Common Stock, par value $0.004 per share (“Common Stock”).

2. The Amended and Restated Certificate of Incorporation of the Company provides for the automatic retirement of shares of Class A Common Stock and Class B Common Stock upon conversion of Class A Common Stock and Class B Common Stock into Common Stock.

3. The Amended and Restated Certificate of Incorporation of the Company provides that no shares of Class A Common Stock and Class B Common Stock that are converted may be reissued by the Company and that all such shares shall be retired and cancelled.

4. The Amended and Restated Certificate of Incorporation provides that upon such retirement and cancellation all references to Class A Common Stock and Class B Common Stock shall be eliminated.

5. Accordingly, pursuant to the provisions of Section 243(b) of the General Corporation Law of the State of Delaware, upon the effective time of the filing of this Certificate of Retirement, the Amended and Restated Certificate of Incorporation shall be amended so as to reduce the total authorized number of shares of Class A Common Stock and Class B Common Stock to zero and to eliminate all references thereto.

IN WITNESS WHEREOF, the Company has caused this Certificate of Retirement to be signed by its duly authorized officer, this 13th day of December, 2021.

LAUREATE EDUCATION, INC.

By:	/s/ Leslie Brush
Name:	Leslie Brush
Title:	Vice President, Assistant General Counsel and Secretary